UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 April 5, 2010  ( April 5, 2010 )

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NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

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Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		(757) 629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

        (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

        (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

                As a result of the Patient Protection and Affordable Care Act (H.R. 3590) signed into law on March 23, 2010, including modifications made in the Health Care and Education Reconciliation Act of 2010 signed into law on March 30, 2010, Norfolk Southern intends to take a non-cash charge in the first quarter of 2010 to reflect the impact of the change in the tax treatment of the Medicare Part D subsidy.  Under the new legislation, to the extent the Corporation's future health care drug expenses are reimbursed under the Medicare Part D retiree drug subsidy program, the reimbursed expenses will no longer be tax deductible after 2012.  Since the deferred tax effects for retiree health care liabilities are reflected in the Corporation's financial statements, the entire impact of this tax change relating to the future retiree drug costs must be recorded in tax expense in the period in which the legislation is enacted.  As a result, the Corporation's income tax expense is expected to be approximately $27 million higher in the first quarter.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                SIGNATURES

                                                                                NORFOLK SOUTHERN CORPORATION

                                                                                 (Registrant)

                                                                                /s/ Howard D. McFadden

                                                                                Name:  Howard D. McFadden
                                                                                Title:  Corporate Secretary

Date:  April 5, 2010